                                                                     EXHIBIT 5.2

                   [Letterhead of Drinker Biddle & Reath LLP]

                                           September 23, 2005

Affinia Group Inc.
1101 Technology Drive, Suite 100
Ann Arbor, MI 48108

Ladies and Gentlemen:

         We have acted as special counsel to Iroquois Tool Systems, Inc., a
Pennsylvania corporation (the "Company"), in connection with the Registration
Statement on Form S-4 (the "Registration Statement") filed by Affinia Group
Inc., a Delaware corporation (the "Issuer"), Affinia Group Intermediate Holdings
Inc., a Delaware corporation ("Holdings"), and certain subsidiaries of the
Issuer named on Annex I attached hereto (individually, a "Subsidiary Guarantor"
and collectively with Holdings, the "Guarantors") with the Securities and
Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of $300,000,000 aggregate principal amount of 9% Senior Subordinated Notes due 2014 (the "Exchange Notes")
and the issuance by the Guarantors of guarantees (the "Guarantees") relating to the Exchange Notes. The Exchange Notes will be issued under an indenture (the
"Indenture"), dated as of November 30, 2004, among the Issuer, the Guarantors and Wilmington Trust Company, as Trustee. The Exchange Notes will be offered by the Issuer in exchange for $300,000,000 aggregate principal amount of its outstanding 9% Senior Subordinated Notes due 2014.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

               (a) the Registration Statement;

               (b) the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement;

               (c) Secretary's Certificate of the Company dated November 30,
         2004;

               (d) Secretary's Certificate of the Company dated September 23,
         2005;

               (e) the Articles of Incorporation of the Company dated as of June
         20, 1975;

               (f) the Bylaws of the Company dated as of January 2, 1989 and amended on September 3, 2001;

               (g) bring-down dated September 23, 2005 to a subsistence
         certificate issued as to the Company by the Secretary of State of the
         Commonwealth of Pennsylvania; and

Affinia Group Inc.
September 23, 2005

               (h) the Resolutions of the Board of Directors of the Company
         adopted November 30, 2004.

         We have also reviewed such provisions of the laws of the Commonwealth of Pennsylvania as we have deemed appropriate as the basis for the opinions hereinafter set forth. No opinion is rendered as to any other fact, matter, document, law or circumstance.

         As to questions of fact material to this opinion, we have relied upon the Registration Statement and upon certificates or comparable documents of public officials and of other officers and representatives of the Issuer and the
Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1.    The Company has duly authorized, executed and delivered the
               Indenture.

         2.    The execution, delivery and performance by the Company of the
               Indenture did not violate the laws of the Commonwealth of
               Pennsylvania.

         We do not express any opinion herein concerning any law other than the law of the Commonwealth of Pennsylvania. We express no opinion concerning the securities laws of Pennsylvania.

         We hereby consent to the use of our name under "Legal Matters" in the
Registration Statement, and to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. This opinion letter may be relied upon by Simpson
Thacher & Bartlett LLP in connection with the transactions contemplated herein.
However, this does not constitute a consent under Section 7 of the Securities
Act of 1933, because we have not certified any part of the Registration
Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

         The foregoing opinions are given as of the date hereof and no opinion is expressed as to the effect of any amendment to any agreement, instrument or document

Affinia Group Inc.
September 23, 2005

or any change in fact, circumstance or law. We disclaim any responsibility to inform the addressee hereof or any other entity of any such amendment or change which may come to our attention. No opinion is given except as specifically stated herein, exclusive of any implied opinions.

                                                Very truly yours,

                                                /s/ Drinker Biddle & Reath LLP

                                                                         ANNEX I

                              SUBSIDIARY GUARANTORS

                                                 STATE OR OTHER JURISDICTION OF
                 LEGAL NAME                      INCORPORATION OR ORGANIZATION
--------------------------------------------   ---------------------------------
Affinia Canada GP Corp.                                   Delaware
Affinia International Holdings Corp.                      Delaware
Affinia Products Corp.                                    Delaware
Automotive Brake Company Inc.                             Delaware
Brake Parts Inc.                                          Delaware
Iroquois Tool Systems, Inc.                             Pennsylvania
Krizman International, Inc.                               Delaware
Wix Filtration Corp.                                      Delaware
Wix Filtration Media Specialists, Inc.                    Delaware